UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 2, 2010

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30428 (Commission File Number)	88-0348835 (IRS Employer Identification No.)

143 Varick Street
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01.         Entry into a Material Definitive Agreement.

    On December 2, 2010, Vertro, Inc. (“Vertro”) and Google Inc. entered into Amendment Number One to the Google Services Agreement Order Form, dated January 1, 2009, and Google Services Agreement, dated January 1, 2009 (the “Amendment”). The Amendment is effective as of January 1, 2011.  Under the Amendment, Vertro, and its subsidiaries, have agreed to utilize Google’s WebSearch, on an exclusive basis, and AdSense Services, on a non-exclusive basis, for approved websites and applications. Approved websites and applications include websites and applications from Vertro’s subsidiary ALOT, Inc. that have implemented Google WebSearch and AdSense Services under the current Google Services Agreement. Pursuant to the terms of the Amendment, Vertro and its subsidiaries will generate revenues when consumers click through listings to Google advertisers’ websites. The Amendment contains customary termination provisions and has a renewal term from January 1, 2011 to December 31, 2012, unless either party elects not to continue after December 31, 2011 by providing written notice thereof at least 60 days prior to December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date: December 3, 2010	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary